PRESS RELEASE                 Source: Integrated Healthcare Holdings Inc.

INTEGRATED HEALTHCARE HOLDINGS ANNOUNCES NEW INVESTMENT AND FINANCIAL SUPPORT AGREEMENTS

Thursday September 30, 5:28 pm ET

COSTA MESA, Calif.--(BUSINESS WIRE)--Sept. 30, 2004--Integrated Healthcare Holdings Inc. (OTCBB:IHCH - News) today announced that it has entered into agreements with Dr. Kali P. Chaudhuri of Hemet, Calif., involving a new investment in Integrated Healthcare Holdings Inc. ("IHHI" or the "Company") and financial support to enable IHHI to acquire hospitals and healthcare facilities from Tenet Healthcare Corp. as part of its business plan. The following material terms have been agreed to by the Company with Dr. Chaudhuri:

      o Dr. Chaudhuri will invest $500,000 in IHHI in the form of a Convertible Secured Promissory Note, and may provide additional financing directly to the Company as needed;

      o Dr. Chaudhuri will loan $10 million to IHHI to be used by IHHI as a good faith deposit towards the Company's proposed acquisition of hospitals from Tenet;

      o Dr. Chaudhuri will provide a personal guaranty of up to $10 million to cover Tenet's post-closing liability on a lease for the Chapman Hospital that the Company proposes to acquire from Tenet. If the Company acquires the Chapman Hospital, it will assign to Dr. Chaudhuri the underlying lease and operating assets relating to the hospital;

      o Dr. Chaudhuri will have an option to acquire all of the real estate which IHHI acquires from Tenet for $5 million, and will assume the underlying debt and other obligations relating to the real estate;

      o The Convertible Secured Promissory Note will be initially convertible into 160 million shares of IHHI's Common Stock, or 88.8% of the Company's outstanding shares after giving effect to the new issuance (and possibly an additional 10 million shares if additional financing is provided to the Company); and

      o Dr. Chaudhuri will receive pre-emptive rights to participate in additional issuances of Company shares, and receive piggyback registration rights relating to his stock.


In addition, Dr. Chaudhuri and the Company have agreed in principle to work together in the future to acquire other hospitals and healthcare facilities. According to Bruce Mogel, CEO of IHHI, "This transaction will provide us with the financing and liquidity to proceed with the acquisitions that are at the heart of our business plan. We are pleased to be working with a financing partner with such knowledge and depth in the hospital and healthcare industry."

About Integrated Healthcare Holdings Inc.

Integrated Healthcare Holdings is a publicly traded company based in Costa Mesa. IHHI's management, CEO Bruce Mogel, President Larry B. Anderson, and CFO James
T. Ligon, lead a team of healthcare professionals skilled in the management and operation of successful acute care hospitals. In addition, Andrew Weiss assists the Company as Vice President of Human Resources and Chief Labor Counsel.

The above discussion of the Company's agreements with Dr. Chaudhuri are of a summary nature only, and are qualified by reference to the full text of these agreements, copies of which will be filed by the Company with the Securities and Exchange Commission.

This press release contains forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or projected. Statements in this press release regarding the business of Integrated Healthcare Holdings, Inc., which are not historical in nature, are "forward-looking statements" that involve risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from those anticipated, estimated, or projected in the forward-looking statements due to risks and uncertainties, including those discussed in our Annual Report on Form 10-KSB under the caption "Risk Factors." Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.

Contact:
Integrated Healthcare Holdings Inc.
Larry B. Anderson, 714-434-9191
Fax: 714-434-9505

Source: Integrated Healthcare Holdings Inc.